RESOLVED, that the Corporation's Benefit Equalization Plan be, and hereby is, amended, by inserting the following as the last sentence of Section 2.3.

       "Notwithstanding anything contained herein to the contrary, any distribution that otherwise would have been payable to a Member under this Section 2.3 prior to the death, retirement, disability, or termination of employment of such Member, shall not be paid to such Member until the earliest to occur of his death, retirement, disability or termination of employment."